UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 2, 2010

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32954	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street, Buffalo, New York  14203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 2, 2010, Cleveland BioLabs, Inc. (the “Company”) notified holders of the Company’s Series D Convertible Preferred Stock, par value $0.005 per share (the “Series D Preferred”) that the Series D Preferred will be automatically converted (the “Automatic Conversion”) into shares of the Company’s common stock, par value $0.005 per share (“Common Stock”) on February 9, 2010. The Company delivered the notice of Automatic Conversion as a result of the satisfaction of certain conditions contained in Section 8(a) of the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, filed with the Secretary of State of Delaware on February 13, 2009, including that the closing sale price of the Company’s Common Stock on the NASDAQ Capital Market has exceeded 300% of the conversion price of the Series D Preferred ($1.02) for 20 consecutive trading days.

As of the date hereof, there are 466.85 shares of Series D Preferred outstanding. These shares of Series D Preferred will convert into 4,576,979 shares of Common Stock in connection with the Automatic Conversion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: February 2, 2010	By:	/s/ Michael Fonstein
Michael Fonstein
President and Chief Executive Officer